Exhibit 10.6n

FIFTH AMENDMENT OF

FMC TECHNOLOGIES, INC. EMPLOYEES’ RETIREMENT PROGRAM

PART II UNION HOURLY EMPLOYEES’ RETIREMENT PLAN

WHEREAS, FMC Technologies, Inc. (the “Company”) maintains the FMC Technologies, Inc. Employees’ Retirement Program Part II Union Hourly Employees’ Retirement Plan (the “Plan”);

WHEREAS, amendment of the Plan is now considered desirable to amend the Plan to comply with the Pension Protection Act of 2006 (“PPA”);

WHEREAS, this amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of the amendment;

NOW, THEREFORE, by virtue and in exercise of the powers reserved to the Company under Section 11.1 Plan Amendment or Termination of the Plan, the Plan is hereby amended in the following respects:

1. Effective January 1, 2008, the definition of Actuarial Equivalent set forth in Article I of the Plan is hereby amended to (a) delete the word “and” at the end of section (iii), (b) delete the “.” at the end of section (iv) and replace it with “; and” and (c) add a new section (v) which shall read as follows:

(v)	Effective January 1, 2008, and solely for purposes of the determination of the present value of benefits pursuant to Code Section 417(e): (1) the applicable interest rate shall mean the applicable interest rate described in Code Section 417(e)(3)(C), which is the adjusted first, second and third segment rates (defined in Code Section 417(e)(3)(D)) applied under rules similar to the rules of Code Section 430(h)(2)(C) for the month of November preceding the first day of the Plan Year which includes the date of distribution, and (2) the applicable mortality table shall mean the applicable mortality table described in Code Section 417(e)(3)(B), Revenue Ruling 2007-67 and subsequent guidance (including regulations) issued by the Internal Revenue Service.

2. Effective January 1, 2008, Article III of the Plan is hereby amended to add a new section 3.5.3 which shall read as follows:

3.5.3	Incorporation of Section 415 of the Code: The provisions set forth in Article III are intended to comply with the requirements of Section 415 of the Code and shall be interpreted, applied and if and to the extent necessary, deemed modified without formal language so as to satisfy solely the minimum requirements of Section 415.

3. Effective January 1, 2009, Section 6.2 of the Plan is hereby amended to add the following sentence to the end thereof:

Effective for Plan Years beginning on or after January 1, 2009, and notwithstanding any provision set forth in the Plan or any Supplement to the Plan to the contrary, a Participant may elect a Qualified Optional Survivor Annuity, which is an immediate annuity for the life of the Participant with a survivor annuity for the life of the Participant’s surviving spouse that equals either 50% or 75% (as elected by the Participant) of the amount of the annuity which is payable during the joint lives of the Participant and the Participant’s spouse.

4. Effective January 1, 2008, the phrase “not more than 90 days” set forth in Sections 6.3.2(a) and (b) of the Plan is hereby deleted and replaced with the phrase “not more than 180 days”.

5. Effective January 1, 2008, the phrase “90 days” set forth in Section 6.3.3 is hereby deleted and replaced with the phrase “180 days”.

6. Effective January 1, 2009, Section 3-5 Normal Retirement Benefit of Supplement 3 – Smith Meter Plant, Erie, Pennsylvania is hereby amended to add the following to end of such section, which shall read as follows:

Each Participant whose Years of Credited Service terminates on or after April 3, 2006, but prior to January 1, 2009 as a result of Normal Retirement, Early Retirement, Disability Retirement or Deferred Retirement, but not including a Participant whose employment terminates prior to Early Retirement eligibility, shall have their Normal, Early, Disability or Deferred Retirement benefit, as applicable, recalculated effective on the Participant’s retirement anniversary date occurring in 2009 using a monthly benefit rate of $33.00, provided that any such recalculation shall not increase the amount of Normal, Early, Disability or Deferred Retirement benefit, as applicable, already paid to such Participant, but shall be applied solely to any Normal, Early, Disability or Deferred Retirement benefit, as applicable, payable after January 1, 2009.

IN WITNESS WHEREOF, the Company has caused this amendment to be executed by a duly authorized representative this 30th day of January 2008.

FMC Technologies, Inc.

By:	/s/ Maryann Seaman
Vice President
Administration